Exhibit 5.1

Dwight A. Kinsey Direct Dial: (212) 404-8727 dkinsey@ssbb.com

230 Park Avenue 11th Floor

New York, NY 10169-0079

(212) 818-9200

(212) 818-9606 (Fax)

51 John F. Kennedy Parkway

First Floor West

Short Hills, NJ 07078-2713

(973) 218-2509

(973) 218-2401 (Fax)

www.ssbb.com

October 29, 2019

Y-mAbs Therapeutics, Inc.

230 Park Avenue

Suite 3350

New York, New York 10169

Re: Registration Statement on Form S- 3 (File No. 333-234034)

Ladies and Gentlemen:

You have requested our opinion, as counsel to Y-mAbs Therapeutics, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the offering by the Company of up to 5,134,750 shares of the Company’s common stock, par value $0.0001 (the “Shares”), including up to 669,750 Shares that may be sold pursuant to the exercise of an option to purchase additional shares, pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-234034) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on October 1, 2019, the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the Shares dated October 29, 2019, filed with the Commission pursuant to Rule 424(b) of the Act (together with the Base Prospectus, the “Prospectus”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents by all persons other than the Company where due authorization, execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware (the “DGCL”. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, and subject to the other matters set forth herein, it is our opinion that the Shares to be issued and sold by the Company pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and when duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, the Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current report on Form 8-K to be filed with the Commission for incorporation by reference in the Registration Statement.

This opinion is expressed as of the date hereof, and we disclaim any responsibility to advise you of any changes in the facts stated or assumed herein or of any changes in applicable law.

Sincerely,

/s/ SATTERLEE STEPHENS LLP